                                                                   EXHIBIT 10.23
















                                  LICENSE AGREEMENT


                                       BETWEEN


                                     ALLEN NEWMAN


                                         AND


                           VISTA MEDICAL TECHNOLOGIES, INC.

                                  TABLE OF CONTENTS



                                                                            Page
                                                                            ----

RECITALS.....................................................................  1

Agreement....................................................................  1

Article 1          Definitions..............................................  1

Article 2          Grant....................................................  2

Article 3          Vista's Undertakings.....................................  3

Article 4          Reversion Rights; Assignment Rights......................  3

Article 5          Royalties................................................  4

Article 6          Reports..................................................  6

Article 7          Warranty.................................................  7

Article 8          Term and Termination.....................................  7

Article 9          Notices..................................................  8

Schedule 1.2       Licensed Patents..........................................10

Schedule 1.5       Patents and Patent Applications...........................11

Schedule 7.1       Warranty Exclusions.......................................12

Attachment 5.4     Promissory Note...........................................13

                                  LICENSE AGREEMENT



      THIS LICENSE AGREEMENT ("Agreement") is entered into as of the 2nd day of September 1994, by Allen Newman, an individual, ("Newman" or "Licensor") and Vista Medical Technologies, Inc., 2752 Loker Avenue West, Carlsbad, California 92008 ("Vista", or "Licensee"), referred to individually as a Party and together as the Parties.

                                       RECITALS

A. Newman represents that he has conceived and developed certain technology and products in the field of procedure specific medical instruments employing advanced optical technologies ("Visual Instruments") and that, to the best of his knowledge, he owns rights thereto; and,

B. Newman and Vista have entered into an employment agreement under which Newman will be an employee of Vista as a member of Vista's senior management team with Newman's responsibilities to include, among others, directing the development and marketing of Visual Instruments employing advanced optical technologies; and,

C. Newman and Vista now desire to enter into this License Agreement for medical instruments utilizing optical technology, as set forth herein.

                                      AGREEMENT

      THEREFORE, the Parties agree as follows:

ARTICLE 1 -- DEFINITIONS

As used herein, the following terms have the meanings indicated.

1.1 "Affiliate" shall mean (i) any other division of Vista, (ii) any company in which more than fifty percent (50%) of the voting shares or other ownership interests are owned or controlled, directly or indirectly, by Vista, or (iii) any company which owns or controls, directly or indirectly, more than 50% of the voting stock of Vista.

1.2   "Licensed Products" are those identified in Schedule 1.2.

1.3   "Licensee" means Vista Medical Technologies, Inc. and its affiliates.

1.4 "Licensor" means Allen Newman, an individual, and/or Newman Medical Inc., a corporation, to the extent that Newman Medical may have any rights to any of the Licensed Products.

1.5 "Licensor's Technology" shall mean inventions directly related to the Licensed Products (whether or not patentable), ideas, design concepts, processes, formulas and know-how owned or controlled by Licensor and used by it as of the date of this Agreement. Patents and patent applications are identified in Schedule 1.5.

1.6 "Licensee's Technology" shall mean inventions (whether or not patentable), ideas, design concepts, processes, formulas and know-how directly related to developments and improvements of the Licensed Products and Licensor's Technology made by Licensee during the term of this Agreement.

ARTICLE 2 -- GRANT

Newman hereby grants to Vista an exclusive license to use Licensor's Technology to develop, make, use, have made, market, Lease, and sell the Licensed Products and derivatives of them worldwide. Newman further grants to Vista the right to sublicense such rights to the Licensor's Technology and Licensed Products to third parties subject to Newman's prior approval of any such sublicense as envisioned by Article 4.2, below, which approval will not be unreasonably withheld.

ARTICLE 3 -- VISTA'S UNDERTAKINGS

3.1 Vista intends to develop the Licensed Products at its expense and bring them to market by appropriate means of distribution according to the time schedule set forth in Schedule 1.2, Licensed Products. Provided, however, that if delays in the regulatory process delay Vista's undertakings, the two year commitment shall be extended to take into account the effects of such delay.

3.2 Vista has the right in its sole discretion not to develop, to discontinue to develop, or to discontinue marketing any or all of the Licensed Products at any time.

3.3 If Vista fails to meet its obligations under 3.1, above, or elects to discontinue as provided by 3.2, above, then Newman's sole rights will be any applicable reversion rights set forth in Article 4.1, below.

3.4 Vista will, at its expense, pursue an appropriate level of patent protection for the Licensed Products, under Newman's name as inventor, but assigned to Vista.

ARTICLE 4 -- REVERSION RIGHTS; ASSIGNMENT RIGHTS

4.1 If Newman becomes entitled to reversion rights to any Licensed Product pursuant to 3.3, above, then upon written request by Newman to Vista, Vista will transfer its rights to such Licensed Product and directly related Licensor's Technology to Newman, subject to any rights that may have been granted pursuant to Article 4.2, below, prior to Newman's right to reversion and subject further to any rights that Vista reasonably may need to retain, on a non-exclusive basis with Newman or any of his assigns, in order to develop or market Licensed Products not reverting to Newman. If at the time of such reversion, Newman also wishes to acquire rights to Licensee's Technology and other Visual Instrument technology and products developed by Vista, Vista and Newman will negotiate in good faith arrangements for such rights including, among other provisions, compensation to Vista for recovering its development costs for such Licensee's Technology and other technology and products.

4.2 If Vista elects to sell or transfer its rights to the Licensor's Technology or to a Licensed Product, then it may do so provided that Newman's rights are protected in the transfer (i.e., the transferee accepts the principal terms of this Licensing Agreement as a condition of the sale or transfer).

5.    ROYALTIES

5.1 Royalties will be paid by Vista as a percentage of net sales of the Licensed Products. Royalty rates (R) will be based on the cumulative overall gross margin (G) of the Licensed Products as follows:

      a. For the disposable or semi-disposable components line of products (endoscopes, disposable packs, etc.): R = 0.2(G-45) where R and G are in percent (%). If G drops below 45%, no royalty will be paid.

      b. For the devices line of products (eye pieces, special cameras, light sources, etc.): R = 1% if G > 50%; or R = 0% if G < 50%.

When total royalties due for all Licensed Products reach $400,000 in any calendar year, then the royalty rate for the Licensed Products identified in 5.1(a) will change to R = 0.15 (G-45) for subsequent sales until the end of that year.

The above gross margin percentages are based upon sale by Vista direct to end users. In the event of indirect sales (such as to Original Equipment Manufacturers, stocking distributors, and similar value-adding resellers) the gross margin levels specified in the above formulae shall be reduced by twenty five (25) percentage points (for example, 45% will be reduced to 20%; 50%, to 25%; etc.).

5.3   (a)    Under this Agreement, each Licensed Product will be considered as sold when finally paid for by Vista's customer(s), but royalties paid on each Licensed Product which is not finally accepted, or for which acceptance is revoked, or is otherwise rejected, by Licensee's customer(s), shall be credited against royalties payable hereunder.

      (b)    The foregoing royalties shall be payable    * * *  on or before
the    * * *   days of        * * *         of each year during the term of this
Agreement.

5.4 LOAN AGREEMENT. Vista immediately upon the signing by both Parties of this Agreement will loan to Newman an advance in the amount of $37,500 secured against royalties that may become due. A copy of the loan agreement is attached hereto, identified as Attachment 5.4, Promissory Note. Such loan agreement shall survive termination of this License Agreement. The first $37,500 of all royalties due from Vista under the terms of this License Agreement shall be applied toward repayment of the Promissory Note.

5.5 TERMINATION OF ROYALTY OBLIGATIONS; PAID-UP LICENSE. Vista is obligated to pay royalties as provided herein on patented Licensed Products only while a valid patent is in effect. For all other Licensed Products, Vista's royalty obligation shall cease seven (7) years after Vista first begins marketing each such Licensed Product. At the time that Vista satisfies each royalty obligation hereunder, Vista shall have a fully paid-up, irrevocable license to the related Licensed Product and patent (if any) without any further payments.

5.6 ADJUSTMENTS TO ROYALTY OBLIGATION IN THE EVENT OF NEWMAN'S EMPLOYMENT TERMINATION. If Vista terminates Newman's employment other than for cause, then Newman and Vista will appoint a mutually acceptable third party to determine whether or not an adjustment to the royalty obligations of this Agreement would be equitable. Such adjustments could address, for example, the equities of whether or not to increase the rates set forth in Article 5.1, above, and whether or not to establish an appropriate

* * * Confidential Treatment Requested
minimum sales level of the Licensed Products to be achieved by Vista for the three (3) years immediately following Newman's termination.

In the event that Newman voluntarily terminates his employment with Vista, or if he is terminated by Vista with cause, then this Article 5.6 shall be void and shall not apply.

5.7 REDUCTION OF ROYALTY OBLIGATION. In the event that Vista's use of its rights granted under this Agreement infringes any third party's rights, then Vista shall have the right to set off any compensation due to such third party (or parties) against royalties due to Newman.

ARTICLE 6 -- REPORTS

6.1   Vista agrees to send  * * *    statements or reports to Licensor on or
before the  * * *   days of          * * *                    of each year
during the life of this Agreement stating in each such report the number and description of each Licensed Product sold and the amount of royalties payable to Newman thereon. The first of such reports shall include all Licensed Products sold between the effective date of this Agreement and the expiration of the first full calendar quarter following the execution of this Agreement. Each subsequent report shall include all Licensed Products sold during the preceding
  * * *       .  Simultaneously with the making of each such report, Vista agrees to pay any royalty then due and payable.

6.2 Vista agrees to maintain complete and accurate records in sufficient detail to enable the royalties to be paid hereunder by Vista to be determined, and further agrees to permit its books and records to be examined from time-to-time to the extent necessary to verify the amount of royalty due and payable to Newman under this Agreement. Vista shall retain and make available
for audit such records for a period of   * * *  * * * after each Licensed
Product is sold, provided that Vista shall not be required to retain such
records beyond a period of  * * *       after date of termination or expiration
of this Agreement or the conversion to a fully paid license.

* * * Confidential Treatment Requested

ARTICLE 7 -- WARRANTY

7.1 Newman warrants, to the best of his knowledge, that he is the sole owner of the Licensed Products and Technology free of any liens, encumbrances, restrictions, and other legal or equitable claims, except as specifically stated in Schedule 7.1 of this Agreement.

7.2 Newman shall use his best efforts to provide Vista with accurate technical and engineering information, drawings, and data, but Newman makes no other warranties concerning Licensed Products manufactured under this Agreement, except as expressly stated in this Agreement.

ARTICLE 8 -- TERM AND TERMINATION

8.1 In case Vista fails to perform any of its obligations hereunder, Newman may notify Vista in writing of such default and Newman shall have the option of treating this Agreement as in full force and effect and taking proper steps to recover royalties payable hereunder or of cancelling this License and Agreement, provided, however, that in case Newman elects to cancel this License and Agreement, he shall first send to Vista notice of his intention together with a statement as to the basis of the intended action. If within ninety (90) days after the receipt of such notice, Vista shall have met the objections presented by Newman and shall have complied with the provisions of this Agreement, then the notice shall become null and void and of no effect; otherwise the notice shall remain effective and this License and Agreement shall cease and terminate at the expiration of the ninety (90) days last mentioned above.


8.2 In the event that Newman materially breaches this Agreement, including without limitation, the Warranty made in Article 7.1, then Vista may notify Newman of his default. If Newman fails to cure the default within ninety
(90) days of receipt of Vista's notice, then Vista, in addition to other remedies to which it may be entitled, may offset any monetary damages suffered as a result of any such default against royalties owed to

Newman and, depending on the circumstances, may seek to recover royalties previously paid.

ARTICLE 9 -- NOTICES

All notices required or provided for in this Agreement shall be in writing and served by delivering the same personally to Newman or Vista, as the case may be, or by mailing the same certified United States mail to Newman addressed to:

                                   MR. ALLEN NEWMAN
                                   P.0. BOX 675583
                              RANCHO SANTA FE, CA 92067


and to Vista addressed to:


                           VISTA MEDICAL TECHNOLOGIES, INC.
                                2752 LOKER AVENUE WEST
                              CARLSBAD, CALIFORNIA 92008
                                 ATTENTION: PRESIDENT


with a copy to:

                     KAISER AEROSPACE AND ELECTRONICS CORPORATION
                              950 TOWER LANE, SUITE 800
                            FOSTER CITY, CALIFORNIA 94404
                                 ATTENTION: PRESIDENT

respectively, or to such other address as either Party hereto may designate in writing from time-to-time.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day first above written.

ALLEN NEWMAN                             VISTA MEDICAL TECHNOLOGIES, INC.


/s/ Allen Newman                         By: /s/ John Lyon
--------------------------------         ---------------------------------
Typed Name:   Allen Newman               Typed Name:   John Lyon
          ---------------------                      ---------------------
Date:    9-2-94                          Title:   President
      -------------------------                 --------------------------
                                                Date:   September 2, 1994
                                                       ----------------------

                                     SCHEDULE 1.2

                                  LICENSED PRODUCTS



The following instruments are the Licensed Products:


 * * *


 * * *


 * * *


 * * *


 * * *


 * * *


 * * *


 * * *

 * * *



Vista intends to bring to market in  * * *   regulatory delays excepted,
Products (i) (ii) and (iii).

Vista intends to begin development of within  * * *   and bring to market within
* * * after development begins, regulatory delays excepted, Products (iv) through (ix).

* * * Confidential Treatment Requested

                                 NEWMAN-VISTA LICENSE

                                     SCHEDULE 1.5

                           PATENTS AND PATENT APPLICATIONS


PATENTS: None


PATENT APPLICATIONS:

(i)   U.S. patent application entitled     * * *                serial number
* * *    filed     * * *       and an amendment filed    * * *    .













* * * Confidential Treatment Requested

                                 NEWMAN-VISTA LICENSE

                                     SCHEDULE 7.1

                                 WARRANTY EXCLUSIONS


                         (There are no warranty exclusions.)

                                    ATTACHMENT 5.4

                                   PROMISSORY NOTE

$37,500.00                                                  CARLSBAD, CALIFORNIA
-----------                                              DATE: SEPTEMBER 2, 1994


      For value received, the undersigned (Payee) promises to pay to Vista Medical Technologies, Inc., at Carlsbad, California, the sum of $37,500.00 in legal tender of the United States.

      This Note shall bear no interest.

      If this Note is not paid in full according to its terms, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees.

      The first $37,500 of net royalty payments that become due from Vista Medical Technologies, Inc. to the Payee under the License Agreement dated September 2, 1994 between Payee and Vista shall be applied toward repayment of this Note.

      If not paid prior thereto, this Note shall become due and payable on such date as the undersigned resigns voluntarily (and not through any constructive discharge or by reason of any substantial change in employment terms or conditions caused by Vista), if such resignation occurs prior to September 2, 1997, or if Newman is terminated with good cause (amounting to gross misconduct injurious to the Company) by Vista, or on September 2, 1999, whichever comes first.


                                                       /s/ Allen Newman
                                                       -------------------------
                                                       ALLEN NEWMAN, PAYEE

                                     AMENDMENT TO
                                  LICENSE AGREEMENT


      This Amendment to License Agreement (the "Amendment") is entered into as of the 13th day of December, 1996, by Allen Newman, an individual ("Newman" or "Licensor") and Vista Medical Technologies, Inc., 5451 Avenida Encinas, Suite A, Carlsbad CA 92008 ("Vista" or "Licensee"), referred to individually as a "Party" and together as the "Parties."

                                       RECITALS

      Newman and Vista have entered into a License Agreement dated September 2, 1994 (the "License Agreement"), pursuant to which an exclusive license to use Licensor's Technology worldwide was granted to Vista. Newman and Vista desire to amend the License Agreement in connection with the proposed license by Vista of certain technology to UROHEALTH Systems, Inc. ("UROHEALTH") and certain other arrangements in connection therewith, so as to provide that to the extent the terms of the License Agreement are inconsistent with the terms of that certain License Agreement between Vista and UROHEALTH (the "UROHEALTH Agreement"), the terms of the UROHEALTH Agreement shall govern. In connection with the execution of the UROHEALTH Agreement, Vista and UROHEALTH are entering into a Consulting Agreement pursuant to which Vista will use its commercially reasonable efforts to provide the services of Newman to UROHEALTH as set forth in such agreement.

      Capitalized terms used herein and not otherwise defined shall have the meanings given them in the License Agreement.

      NOW, THEREFORE, the Parties agree as follows:

      1. APPROVAL OF SUBLICENSE. Pursuant to Article 2 of the License Agreement, Newman hereby approves of the proposed sublicense of Licensor's Technology and Licensed Products to UROHEALTH pursuant to the UROHEALTH Agreement, a copy of which is attached hereto as EXHIBIT A. Newman hereby acknowledges and agrees that, from and after the date hereof, UROHEALTH shall pursue the development and commercialization of certain of the Licensed Products and Vista shall no longer have any responsibility for the development and commercialization of such Licensed Products. From and after the date hereof, to the extent the terms of the License Agreement are inconsistent with the terms of the terms and conditions of the UROHEALTH Agreement, the terms of the UROHEALTH Agreement shall govern. For instance, Sections 3 and 5.5 and Exhibit 1.2 (e.g., the time limit for products set forth on such exhibit) of the License Agreement contain terms contradictory to the terms and conditions of the UROHEALTH Agreement; the terms and conditions of the UROHEALTH Agreement shall govern.

      2.     PAYMENT.  In consideration of the execution of this Amendment,
Vista shall pay to Newman, within     * * *         of the execution of this
Amendment, the sum of Two Hundred Thousand Dollars ($200,000).

      3. AMENDMENT OF CERTAIN SECTIONS OF THE LICENSE AGREEMENT. Solely with respect to Licensed Products under the UROHEALTH Agreement:

             (a) Sections 5.1 and 5.3 of the License Agreement are hereby deleted and replaced in their entirety as follows:

             "5.1   Vista shall pay to Newman fifty percent (50%) of the
             royalties received by Vista pursuant to Section 4.3 of the UROHEALTH Agreement. Newman hereby acknowledges and agrees that royalties are only payable by UROHEALTH to Vista on the
                    * * *         manufactured by UROHEALTH and that no
             royalties are payable by UROHEALTH to Vista on        * * *
                                                              * * *

             5.3    The foregoing payments shall be payable    * * *  on or
             before the  * * *   day of             * * *                of
             each year in which payments are received from UROHEALTH under the UROHEALTH Agreement."

             (b) The following sentence is hereby added Section 8.1 of the License Agreement:

             "Any notice delivered to Vista hereunder shall simultaneously be sent to UROHEALTH at the address set forth in the UROHEALTH Agreement. Newman shall not be entitled to terminate the license under this Agreement unless and until UROHEALTH has been given the same opportunity as Vista is entitled to hereunder to correct the failure to perform."

      4. This Amendment will be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

      5. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.




* * * Confidential Treatment Requested

      6. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto, their respective successors and legal representatives and their permitted assigns.

      7. Except as specifically otherwise modified herein, the Agreement as previously executed remains in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         VISTA MEDICAL TECHNOLOGIES, INC.



                                         By: /s/ John Lyon
                                            ---------------------------------
                                              John Lyon, President
                                              and Chief Executive Officer



                                         ALLEN NEWMAN



                                         /s/ Allen Newman
                                         ------------------------------------
















                           [SIGNATURE PAGE TO AMENDMENT TO
                                  LICENSE AGREEMENT]

                                      EXHIBIT A

                           LICENSE AGREEMENT WITH UROHEALTH

                                  LICENSE AGREEMENT



      THIS LICENSE AGREEMENT ("Agreement") is made and entered into as of December 13, 1996 (the "Effective Date") between Urohealth Systems, Inc., a Delaware corporation ("Urohealth"), and Vista Medical Technologies, Inc., a Delaware corporation ("Vista").


                                       RECITALS

      A. Vista owns all right, title and interest in the Patent Rights (as hereinafter defined) and Related Technical Information (as hereinafter defined).

      B. Vista wishes to license the Patent Rights and Related Technical Information to Urohealth, within the Field of Use (as hereinafter defined), on the terms and conditions set forth below and Urohealth wishes to obtain a license on such terms.

      NOW THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

                                      ARTICLE 1
                                     DEFINITIONS

      1.1 "EFFECTIVE DATE" shall mean the date upon which both of the following have been completed; (a) this Agreement has been executed by both parties hereto and (b) the "closing" portion of the license fee set forth in EXHIBIT D has been paid to Vista.

      1.2 "IMPROVEMENTS" means improvements or derivations of the subject matter covered by the Patent Rights which are developed by Vista, Urohealth or through the joint efforts of the parties during the term of this Agreement which would not already be included within the Patent Rights and which are applicable to the Field of Use.

      1.3    "FIELD OF USE" means gynecology, urology and general surgery.

      1.4 "LICENSED PRODUCT" means Vista's Aspiroscope, those products or potential products listed on EXHIBIT A attached hereto, any other products or potential products utilizing or covered by the Patent Rights or the Related Technical Information and Improvements.

      1.5 "PATENT RIGHTS" means all right, title and interest in and to the patents, patent applications and invention disclosures set forth in EXHIBIT B attached hereto (as such exhibit may be amended by mutual agreement of the parties) including (i) all corresponding patents, utility models, inventor certificates, registrations or the like in any country of the world with respect to the foregoing and (ii) all continuations, continuations-in-part, divisionals, reissues, additions, reexaminations and extensions with respect to any of the foregoing.

      1.6 "RELATED TECHNICAL INFORMATION" means any published or unpublished research and development information, unpatented inventions, know-how, trade secrets, copyrights, and all preclinical, clinical and other technical data in the possession of Vista prior to the Effective Date, or during the term of this Agreement, in each case which relates to the practice of the Patent Rights in the Field of Use.

      1.7 "VALID CLAIM" shall mean a claim of an issued and unexpired patent included within the Patent Rights which has not been held unenforceable, unpatentable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.


                                      ARTICLE 2
                                   GRANT OF RIGHTS

      2.1 LICENSE. In consideration of the license fees and royalties payable by Urohealth to Vista pursuant to Article 4 below, and subject to the terms and conditions of this Agreement, Vista hereby grants to Urohealth an exclusive and worldwide license under the Patent Rights, Related Technical Information and Improvements to make, use and sell Licensed Products within the Field of Use. Urohealth shall have no right to sublicense any rights granted hereunder except upon Vista's prior written approval (such approval to be given in Vista's sole and absolute discretion).

      2.2 DISCLOSURE OF TECHNOLOGY. Promptly after the Effective Date, and throughout the term of this Agreement, Vista shall make available to Urohealth, as reasonably requested by Urohealth, (i) copies of all patent applications within the Patent Rights, all correspondence and written materials related thereto, and all Related Technical Information; and (ii) all physical embodiments of the Patent Rights and Related Technical Information, including, without limitation, copies of all notebooks, drawings, diagrams, computer files, manuscripts, patent prosecution documents and other materials created or obtained in the course of developing the Patent Rights and/or Related Technical Information or related to their conception, experimentation, design, fabrication or use. Subject to Article 7 below and the licenses granted in Section 2.1 above, Urohealth may use and disclose such information and embodiments as it deems appropriate.

      2.3 RESTRICTIONS ON DISCLOSURE TO THIRD PARTIES. Vista agrees not to disclose any Related Technical Information or any other non-public information relating to the Patent Rights to any third party without the prior written consent of Urohealth; PROVIDED, HOWEVER, that notwithstanding the foregoing, Vista may disclose such information to third parties without Urohealth's consent if (a) such disclosure is made to a third party solely for the purpose of such third party's intended use outside of the Field of Use; and (b) such disclosure would not, in Vista's reasonable discretion, conflict with or impair Urohealth's rights under this Agreement; and (c) such disclosure is made by

Vista to the third party under confidentiality restrictions at least as severe as those contained in Article 7 of this Agreement.

      2.4    IMPROVEMENTS.

             (a) Vista shall, throughout the term of this Agreement, keep Urohealth apprised of any Improvements that it has developed or is in the process of developing. Subject to Section 6.1, Urohealth shall have the right, but not the obligation, to file and to prosecute patent applications with respect to any such Improvements that might reasonably constitute patentable inventions. If Urohealth decides in its sole discretion not to file or prosecute such patent applications with respect to any such Improvement, then Vista shall have the right to do so for such Improvement at its expense.

             (b) All Improvements shall be deemed to be part of the license granted to Urohealth pursuant to Section 2.1 above and Vista shall own such Improvements free and clear of any Urohealth claims. Upon Urohealth's request for all materials reasonably necessary for Urohealth to exercise its license with respect to such Improvements, Vista shall promptly deliver such to Urohealth.

      2.5    RIGHT OF FIRST REFUSAL TO MANUFACTURE AND SUPPLY.

             (a)    From the Effective Date through the date which is the
second anniversary of the cessation of Vista manufacturing a component of a Licensed Product, Vista shall have the first right of refusal to manufacture and
supply to Urohealth Urohealth's requirements of the                 * * *
   * * * (collectively, the "Video Equipment") for medical office use in conjunction with a Licensed Product (the "Right of First Refusal"). Prior to the first commercial sale of a Licensed Product, Urohealth shall notify Vista of its requirements and specifications of the Video Equipment for such Licensed Product (the "Requirements Notice").

             (b)    If such Requirements Notice is delivered prior to the  ***
    * * *   of the Effective Date, Vista and Urohealth shall negotiate in good faith and shall agree on the terms and conditions to be applicable to the manufacture and supply of the Video Equipment by Vista to Urohealth; provided that Vista shall be obligated to meet the mutually-agreed upon specifications for the Video Equipment and shall provide Urohealth with competitive pricing for such Video Equipment.

             (c)    If such Requirements Notice is delivered following the
third anniversary of the Effective Date through the termination of the Right of First Refusal as set forth above, Vista and Urohealth shall negotiate in good
faith for a period of    * * *         the terms and conditions of the
manufacture and supply of the Video Equipment by Vista. The specifications and pricing shall be mutually agreed upon by Vista and Urohealth. In the event that a definitive manufacturing and supply agreement is not entered into within such
 * * *        period, Urohealth may immediately thereafter enter into
discussions with a third party regarding such Video Equipment. Urohealth shall be permitted to enter into a definitive agreement with respect to such

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

Video Equipment on terms and conditions no less favorable in the aggregate than those last proposed by Urohealth or offered by Vista under this Section 2.4(c). In the event that the terms and conditions offered by the third party are less favorable in the aggregate than those last proposed by Urohealth or offered by Vista, prior to entering into any agreement with such third party with respect to the manufacture and supply of the specified Video Equipment, Urohealth shall notify Vista in writing of the material terms and conditions of any such proposed agreements. Such notice shall be deemed an offer to Vista to enter into definitive agreements on the same proposed terms and conditions. Vista
shall have    * * *         to accept the offer contained in such notice.
Upon acceptance by Vista, the parties will negotiate in good faith to draft and
execute definitive agreements within     * * *        of acceptance.  If no
definitive agreements have been executed in such      * * *      period, the
Right of First Refusal shall lapse with respect to the specified Video Equipment and Urohealth shall be free to license such Video Equipment to any third party on any terms and conditions.

             (d)    The obligations of Urohealth under subparagraphs (a) and
(b) above shall be subject to Vista's ability to then manufacture and provide to Urohealth Video Equipment of a quality and design for its intended purpose equal to or better, in the aggregate, to the quality and design of competitive video equipment then available to Urohealth, taking into account the relative costs of the Video Equipment and the competitive video equipment.


                                      ARTICLE 3
                          OWNERSHIP AND FURTHER DEVELOPMENT

      3.1 PATENTS AND TECHNOLOGY. Vista owns all right, title, and interest in the Patent Rights and Related Technical Information. Urohealth shall have no rights in the Patent Rights and Related Technical Information except as expressly provided in this Agreement.

      3.2 IMPROVEMENTS. Vista shall own all right, title, and interest in any Improvements created during the term of this Agreement regardless of which party is responsible for such Improvements, including all patent, copyright, trade secret, and other intellectual property rights therein. Upon Vista's reasonable request, Urohealth shall execute all documents necessary to vest title in Vista to any such Improvements.

      3.3 DEVELOPMENT OF LICENSED PRODUCTS. Urohealth shall assume and pay all Licensed Product development costs incurred by Urohealth from and after the Effective Date and throughout the term of this Agreement.


                                      ARTICLE 4
                               LICENSE FEE AND ROYALTY



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      4.1    LICENSE FEE.  In consideration of the rights granted by Vista to
Urohealth pursuant to this Agreement, Urohealth shall pay Vista a license fee in accordance with EXHIBIT D and royalties as set forth below.

      4.2 ROYALTIES. For the purpose of calculating royalties due hereunder, the following terms shall have the following meanings:

             (a) "Gross Margin" shall mean 100 times (Net Revenue minus Manufacturing Costs) divided by Net Revenue, calculated cumulatively for each calendar year.

             (b) "Net Revenue" means Urohealth's actual amounts invoiced (exclusive of any separately itemized taxes, interest, service or maintenance charges, finance charges, insurance and transportation costs actually paid by Urohealth's customers) from all sales of the Licensed Products, less (i) any customary and reasonable credits, refunds for returns or reasonable reserves for bad debts, (ii) any customary and reasonable credits, rebates, discounts and promotional allowances to customers and (iii) the amount of any sales, use or other taxes required to be paid or withheld by Urohealth with respect to payments due Vista. In the event that any particular Licensed Product is sold by Urohealth as part of a bundle or kit, the invoiced price for that particular product shall be determined by multiplying the net selling price of the bundle or kit by the fraction A/A+B where A is the suggested list price for the Licensed Product sold separately (as documented by Urohealth's records) and B is the suggested list price for the remaining products in the bundle or kit sold separately (as documented by Urohealth's records).

             (c) "Manufacturing Costs" shall mean (i) Urohealth's manufacturing costs for the Licensed Products, including manufacturing overhead as determined under generally accepted accounting procedures applied consistently by Urohealth and attributable to the production of the Licensed Products by Urohealth, in the case that Urohealth manufactures Licensed Products; and (ii) the purchase price to Urohealth in the case that Urohealth purchases the Licensed Products from a third party provided that such purchase price is subject to the prior written approval of Vista, which shall not be unreasonably withheld.

             (d)    "U.S./Direct Royalty Rate" shall mean       * * *
   * * * and shall apply to all sales of Licensed Products to end-users located in the United States and all direct sales of Licensed Products by Urohealth (sales not through an independent distributor) in the rest of the world.

             (e)    "Foreign Indirect Royalty Rate" shall mean    * * *
   * * *         and shall apply to all indirect sales of Licensed Products
(sales through independent distributors) to end-users located outside the United States.

      4.3 ROYALTY PAYMENT. Urohealth will pay to Vista an amount equal the sum of the U.S./Direct Royalty Rate and Foreign Indirect Royalty Rate on a product-by-product

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

and country-by-country basis through the later of (i) the expiration of the last-to-expire patent within the Patent Rights with claims covering such Licensed Product or (ii) the ninth anniversary of the Effective Date (the "Royalty Termination Date"). In no event shall either the U.S./Direct Royalty
Rate or the Foreign Indirect Royalty Rate exceed       * * *          or fall
below      * * *       for any payment period.  All the foregoing amounts will
be calculated on a   * * *   basis and shall be paid in accordance with Section
4.4 below. Following the Royalty Termination Date, Urohealth shall a fully-paid up license to such Patent Rights and the Related Technical Information and Improvements for such Patent Rights, subject to termination pursuant to Article 5 below.

      4.4    * * *  PAYMENTS.  All royalty payments owed by Urohealth to Vista
under this Agreement will be payable on a calendar * * *   basis no later than
* * *    * * *    after the end of each     * * *       .  Royalty reports shall
be provided by Urohealth to Vista with each royalty payment. The royalty reports shall show (i) the number of Licensed Products invoiced during the calendar * * * in question, (ii) the total gross sales invoiced amount, (iii) the applicable Manufacturing Costs, (iv) an itemization of deductions, (v) the amount of royalties due and (vi) the method of calculation of royalties for such calendar * * * .

      4.5 BOOKS AND RECORDS; AUDIT RIGHTS. Urohealth agrees to make and maintain such books, records and accounts as are reasonably necessary to verify the payments due Vista under this Agreement. At Vista's sole expense, an independent certified public accountant, selected by Vista and reasonably acceptable to Urohealth, who agrees to sign a nondisclosure agreement may, upon reasonable notice and during normal business hours, but no more often than once each year, inspect only those records of Urohealth on which the payments to Vista under this Agreement are based. The accountant may report only the accuracy of the payments, but may not disclose confidential information, including specific customers, quantities and pricing by channel or distributor. If any audit hereunder reveals that Urohealth has failed properly to account for and pay royalties owing to Vista hereunder, and the amount of any royalties
which Urohealth has failed properly to account for and pay during any    * * *
period exceeds by   * * *          or more the royalties actually accounted for
and paid to Vista for such period, Urohealth shall reimburse Vista for the cost
of the accountant.  Urohealth shall also, within    * * *         after
notification by Vista, pay to Vista any amounts shown as due under such audit, regardless of whether Urohealth is required to reimburse Vista for the cost of the accountant.


                                      ARTICLE 5
                                 TERM AND TERMINATION

      5.1 TERM. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to this Article 5, shall continue in full force and effect indefinitely. Notwithstanding the foregoing, the royalty obligation set forth in


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Section 4.3 shall terminate as set forth therein and thereafter Urohealth shall have a fully-paid up license as set forth herein.

      5.2 TERMINATION FOR BREACH. In the event of a material breach of this Agreement, the nonbreaching party shall be entitled to terminate this Agreement by written notice to the breaching party if such breach is not cured within thirty (30) days after written notice is given by the nonbreaching party to the breaching party specifying the breach. The parties agree that if: (i) two (2) consecutive royalty payments are not paid when due under Section 4.4, and Urohealth fails to pay such royalties within the thirty (30) days after written notification from Vista, (ii) Urohealth fails to pay all prosecution, maintenance and infringement costs associated with the Patent Rights within thirty (30) days after written notification from Vista, (iii) Urohealth fails to comply with the additional qualifications set forth in Article 9 of this Agreement within thirty (30) days after written notification from Vista or (iv) fails to meet mutually-agreed upon performance standards set forth on attached EXHIBIT C, including the establishment of a direct sales force and a marketing plan and budget for the United States and the rest of the world, each shall be deemed to be a material breach by Urohealth permitting Vista to terminate this Agreement immediately.

      5.3 TERMINATION FOR INSOLVENCY. This Agreement may be terminated by a party, with notice, (i) upon the institution by or against the other party of insolvency, receivership or bankruptcy proceedings which proceedings are not dismissed within sixty (60) days, (ii) upon the other party's assignment for the benefit of creditors, or (iii) upon the other party's dissolution or ceasing to do business.

      5.4    EFFECT OF TERMINATION.

             (a) If Vista terminates this Agreement pursuant to Sections 5.2 or 5.3 hereof, (a) the licenses granted to Urohealth under Article 2 of this Agreement shall terminate, (b) all rights to the Patent Rights, Related Technical Information and Improvements shall revert to Vista and (c) all rights to develop, make, have made, use, sell and import all Licensed Products shall revert to Vista.

             (b)    If Urohealth terminates this Agreement pursuant to Sections
5.2 or 5.3 hereof, the provisions of Sections 2.1, 2.2, 2.3, 2.4, 5.4 and 5.5 and Articles 3 and 4 of this Agreement shall survive; PROVIDED, HOWEVER, if Urohealth fails to perform or observe or otherwise breaches a material obligations under this Agreement, which failure or breach is unremedied for a period of thirty (30) days after receipt by Urohealth of written notice thereof from Vista, Vista shall have the right to terminate this Agreement with the same effect as if Vista were to terminate this Agreement pursuant to Section 5.4(a) hereof.

      5.5    SURVIVAL.

             (a) Termination of this Agreement for any reason shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party.

             (b) In the event this Agreement is terminated for any reason, Urohealth shall have the right to sell or otherwise dispose of its existing stock of Licensed Products as completed products.

             (c) Articles 7, 8, and 10 shall survive the expiration or termination of this Agreement for any reason.


                                      ARTICLE 6
                               PATENTS AND INFRINGEMENT

      6.1 PATENT PROSECUTION. Urohealth shall have the right but not the obligation to prosecute all patents under the Patent Rights within the Field of Use at Urohealth's expense. If Urohealth does not prosecute a patent in a particular country, Vista may do so, provided that Vista bears all costs and expenses in connection with such prosecution. Vista and Urohealth agree, throughout the term of this Agreement, to cooperate in: (i) formulation of a general intellectual property strategy; (ii) foreign filings; and (iii) determination of the content of each new application, divisional continuation or continuation-in-part. Each further agrees to assist the other in any formalities relating to the foregoing and each shall use its best efforts to ensure that the other receives copies of all relevant correspondence.

      6.2 INFRINGEMENT CLAIMS. If the production, sale or use of Licensed Products by Urohealth results in any claim for patent infringement against Urohealth, Urohealth shall promptly notify Vista thereof in writing. As between the parties to this Agreement, Urohealth shall have the right at its own expense to defend and control the defense of any such claim against Urohealth, by counsel of its own choice. Vista shall provide such support to Urohealth as Urohealth may reasonably request, in connection with such defense.

      6.3 ENFORCEMENT OF PATENT RIGHTS. In the event that any of the Patent Rights are infringed by a third party within the Field of Use, Urohealth shall have the exclusive right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement, by counsel of its choice, including any declaratory judgment action arising from such infringement. Urohealth shall be entitled to any and all proceeds recovered from third parties as a result of the enforcement of the Patent Rights. If Urohealth does not take any action with respect to an infringement, then Vista shall have the right to take action upon notice to Urohealth. In such case, Vista shall be entitled to any and all proceeds as a result of the enforcement of the Patent Rights. In the event both parties mutually agree to take action against an infringer, then the proceeds as a result of the enforcement of the
Patent Rights shall be divided   * * *
      * * *   to each party's expenditures in connection with such enforcement.


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                                      ARTICLE 7
                                   CONFIDENTIALITY

      7.1 NONDISCLOSURE. Except as otherwise provided in this Agreement, each party (the "Receiving Party") shall hold in confidence and not disclose to any third party any business or technical information that is disclosed to it by the other party in a tangible form marked "Confidential" or that is so disclosed
to it orally and confirmed in writing as confidential within   * * *
after its initial disclosure ("Proprietary Information"). Proprietary Information of a party shall not include:

             (a) Information which at the time of disclosure is published or otherwise generally available to the public;

             (b) Information which, after disclosure by the other party, is published or becomes generally available to the public through no fault of the Receiving Party, or

             (c) Information which the Receiving Party can document was or is in its possession at the time of disclosure and was not acquired directly or indirectly from such party.

      7.2 EXCEPTIONS. The Receiving Party may disclose Proprietary Information of the other:

             (a) In connection with the order of a court of law or in compliance with laws or regulations relating to registrations or sale of securities, or as is reasonably necessary in connection with the prosecution, maintenance or enforcement of the Patent Rights or obtaining product approvals upon notice to the other party; or

             (b) If such information is also rightfully acquired from a third party who, to the best of such party's knowledge and belief, is entitled to rightfully make such disclosure, but only to the extent such party complies with any restrictions imposed by the third party.


                                      ARTICLE 8
                                      WARRANTIES

      8.1    WARRANTY.  Vista represents and warrants that:

             (a) Vista is the owner or exclusive licensee of all of the Patent Rights and has the full right and authority to enter into this Agreement, to disclose any and all of the information disclosed to Urohealth hereunder, and to grant the rights and licenses granted herein;


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

             (b) Vista has not previously granted and shall not grant any rights in the Patent Rights that are inconsistent with the rights and licenses granted to Urohealth herein;

             (c) Vista has not previously entered into any agreements and shall not in the future enter into any agreements that are inconsistent with or conflict with this Agreement or the rights and licenses granted to Urohealth herein;

             (d) To Vista's knowledge, as of the Effective Date, the Licensed Products do not infringe any patent rights, trade secret rights or other proprietary rights of any third party;

             (e) As of the Effective Date, there are no existing or threatened actions, suits or claims pending against Vista with respect to the Patent Rights or the right of Vista to enter into and perform its obligations under this Agreement; and

             (f) EXHIBIT B includes all patents and patent applications within the Patent Rights existing as of the Effective Date, and Vista does not own rights in any other patent or patent application, the claims of which relate to the manufacture, sale or use of a product within the Field of Use or that would dominate the claims of a patent or application within the Patent Rights.

      8.2 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, VISTA MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      8.3 EFFECTS OF REPRESENTATIONS AND WARRANTIES. If Urohealth must pay a third party claiming any rights to the rights granted herein royalties on a Licensed Products pending resolution of any dispute with each third party or subject to any injunction with the prior written consent of Vista, the royalty payments of Urohealth due hereunder for such Licensed Product shall be reduced
by such payments, but such reduction shall be no more than     * * *
of the amount due during such payment period.


                                      ARTICLE 9
                              ADDITIONAL QUALIFICATIONS

      9.1 CONSULTING. Concurrently with this Agreement, the parties shall enter into a Consulting Agreement, attached hereto as EXHIBIT E (the "Consulting Agreement").

      9.2 UNITED STATES FOOD AND DRUG ADMINISTRATION APPROVAL. Urohealth shall direct all submissions and registrations for the Licensed Products and shall assume all costs related thereto in connection with United States Food and Drug Administration and other foreign regulatory agencies. Urohealth shall provide Vista with copies of all

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documentation in Urohealth's possession concerning such submissions and registrations. In this regard, Urohealth shall be responsible for (i) the development of a general strategy, (ii) the selection of clinical sites, and the managing of clinical studies, and (iii) the content and timing of submissions.


                                      ARTICLE 10
                                    MISCELLANEOUS

      10.1 PRODUCT LIABILITY INDEMNITY. Urohealth agrees to indemnify and defend Vista and its employees and agents from and against any liability or expense arising from any product liability claim asserted by any party as to any Licensed Product manufactured or distributed pursuant to this Agreement or as to the exploitation of the Patent Rights pursuant to this Agreement, including reasonable attorneys' fees, except to the extent that such claim, liability or expense results from the gross negligence or intentional misconduct of Vista or its employees or agents. Such indemnity and defense obligation shall apply to any claims made by employees, subcontractors, sublicensees or other agents of Urohealth as well as any member of the general public.

      10.2 CONFIDENTIALITY OF AGREEMENT. Both Urohealth and Vista agree that the terms and conditions of this Agreement shall be treated as confidential information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form without the prior written consent of the other party; PROVIDED, HOWEVER, that the general existence of this Agreement shall not be treated as confidential information and that either party may disclose the terms and conditions of this Agreement:

             (i)    as required by any court or other governmental body;

             (ii) as otherwise required by law (provided that the parties shall mutually agree on the extent of any confidential treatment to be requested in filings with the Securities and Exchange Commission);

             (iii)  to legal counsel of the parties;

             (iv) in confidence, to accountants, banks, proposed investors, and financing sources and their advisors;

             (v) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or

             (vi) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

      10.3 WAIVER. No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

      10.4 ASSIGNMENTS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of the parties hereto; PROVIDED, HOWEVER, Urohealth may assign this Agreement, and its rights and obligations hereunder, to any business organization that succeeds to the business of Urohealth to which this Agreement relates.

      10.5 INDEPENDENT CONTRACTORS. The relationship of the parties hereto is that of independent contractors. Neither party hereto is an agent, partner or joint venturer of the other for any purpose.

      10.6 NOTICES. Any notice required or permitted to be given to the parties hereto shall be deemed to have been properly given if delivered in person, when received if mailed by first-class certified mail to the other party at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement or when transmitted by electronic facsimile (with a confirmation copy to be sent by mail).


                    Vista:        Vista Medical Technologies, Inc.
                                  5451 Avenida Encinas, Suite A
                                  Carlsbad, California 92008
                                  Fax: (619) 603-9170
                                  Attn:  President

                                  With a copy to:

                                  Brobeck, Phleger & Harrison LLP
                                  550 West C Street, Suite 1300
                                  San Diego, California 92101
                                  Fax: (619) 234-3848
                                  Attn:  Craig S. Andrews, Esq.

              Urohealth:          Urohealth Systems, Inc.
                                  5 Civic Plaza
                                  Newport Beach, California 92660
                                  Fax: (714) 668-5824
                                  Attn:  President

                                  With a copy to:

                                  Urohealth Systems, Inc.
                                  5 Civic Plaza
                                  Newport Beach, California 92660
                                  Fax: (714) 668-5824
                                  Attn:  General Counsel

      10.7 GOVERNING LAWS; JURISDICTION. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts of San Diego County, California (or, if there is exclusive federal jurisdiction, the United States District Court for the Southern District of California), and the parties consent to the personal and exclusive jurisdiction of these courts.

      10.8 COMPLETE AGREEMENT. This Agreement constitutes the final, exclusive and complete agreement between the parties respecting the subject matter hereof, and supersedes any prior or contemporaneous agreements. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the party to be charged.

      10.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall continue in full force and effect.

      10.10 FORCE MAJEURE. Nonperformance by either party (except for payment obligations) shall be excused to the extent and for the period of time that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts, orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence of the nonperforming party.

      10.11 NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS HEREUNDER, EVEN IF NOTIFIED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

      10.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.


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                                         -13-

      IN WITNESS WHEREOF, both Vista and Urohealth have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, the day and year first above written.

UROHEALTH SYSTEMS, INC.                  VISTA MEDICAL TECHNOLOGIES, INC.


By:                                      By:
   --------------------------------          ---------------------------------

Name:                                    Name:
      -----------------------------            -------------------------------

Title:                                   Title:
       ----------------------------             ------------------------------



























                        [SIGNATURE PAGE TO LICENSE AGREEMENT]

                                      EXHIBIT A


                                  LICENSED PRODUCTS

 * * *
 * * *

 * * *

 * * *
 * * *






























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                                         A-1

                                      EXHIBIT B

                                    PATENT RIGHTS



1.    * * *   U.S. Patent No.    * * *   dated   * * *

2.      * * *           U.S. Patent Application No.    * * *    filed
   * * *     .







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                                         B-1

                                      EXHIBIT C

                           UROHEALTH PERFORMANCE STANDARDS


1. Urohealth will staff a direct (company employee) sales force in the United States. This sales force will be adequate in number to call on gynecologists in their office practice, and in no event will be less than *** representatives. *** of this sales force will be in place by December 31, 1997.

2.    Urohealth will complete the development of the     * * *    and begin
      manufacturing and distribution in the United States by    * * *
      Urohealth will complete development of other Licensed Products, including
      the     * * *                , within a time scale comparable to that for
      similar medical devices. Urohealth will dedicate a reasonable allocation of development resources to the Licensed Products, consistent with the market results of the * * *

3.    Urohealth will develop and implement marketing plans and budgets for the
      introduction and continued promotion of the    * * *      and other
      Licensed Products as they are distributed in the United States and world-wide, employing Urohealth's international distribution network. Such marketing budgets will be at levels appropriate for reasonably similar products marketed by equivalent companies.

4.    Urohealth will seek advice regarding clinical applications of the
           * * *     and other Licensed Products, including relevant advocacy
      from appropriate physician scientific advisors with the objective of creating awareness of product line benefits in the medical community.

5.    Urohealth will exhibit the    * * *      and other Licensed Products as
      they are introduced, at key national and international gynecology, urology and other appropriate surgical trade shows and conventions.

6. Urohealth will develop and implement training programs for its domestic sales force and international distributors to provide adequate levels of
      knowledge of clinical applications and sales methods for the    * * *
      and other Licensed Products.

7.    Urohealth will maintain active sales and marketing programs for the
         * * *     and other Licensed Products.  If Urohealth discontinues a
      Licensed Product, or fails to conduct reasonable active sales and
      marketing programs for    * * *             within the context of these
      performance standards, then such Licensed Products will revert to Vista, its successors or assigns.



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                                         C-1

                                      EXHIBIT D



      A license fee consisting of (i) $1,000,000 cash and (ii) 110,000 shares of Urohealth's common stock (the "Shares") shall be tendered to Vista upon the execution of this Agreement. Vista's rights to register the resale of the Shares shall be as set forth in that certain Investment Representations and Registration Rights letter dated the date hereof.

                                      EXHIBIT E

                                 CONSULTING AGREEMENT

                                 CONSULTING AGREEMENT
                                    BY AND BETWEEN
                               UROHEALTH SYSTEMS, INC.
                                         AND
                           VISTA MEDICAL TECHNOLOGIES, INC.


      THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of December 13, 1996 (the "Effective Date"), by and between UROHEALTH Systems, Inc. ("UROHEALTH"), and Vista Medical Technologies, Inc. ("Consultant") and, with respect to Sections 1, 4, 6, 7, 8 and 9 below, Allen Newman, Consultant's employee ("Newman").

                                     WITNESSETH:

      WHEREAS, UROHEALTH desires to retain the medical and consultation services of Consultant to aid in UROHEALTH's continuing mission to develop, improve, and expand its medical product business, including those products relating to minimally invasive surgery;

      WHEREAS, Consultant possesses the medical knowledge and professional expertise to aid UROHEALTH in its mission to develop, improve and expand its business as referenced above;

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      SECTION 1. CONSULTING SERVICES. During the term of this Agreement, Consultant shall serve as a consultant for UROHEALTH, using its reasonable commercial efforts to make available to Urohealth 25% of the working time of Newman. In connection herewith, Newman's duties shall include, but not be limited to, assisting UROHEALTH in developing and obtaining regulatory approvals for Licensed Products under the terms of that certain License Agreement, dated the date hereof, between UROHEALTH and Consultant (the "License Agreement") and otherwise exploiting the rights granted to UROHEALTH under the License Agreement.

      Newman shall also perform any other services as are mutually agreed upon by the parties. Consultant shall use its reasonable commercial efforts to ensure that Newman devotes sufficient time and best efforts as a consultant in order to perform the responsibilities under this Agreement to the reasonable satisfaction of UROHEALTH. Newman shall provide services under this Agreement as reasonably requested by UROHEALTH at the times mutually agreeable to UROHEALTH and Consultant.

      SECTION 2. TERM. The term of this Agreement shall begin on the Effective Date of the License Agreement and shall continue until the first Licensed Product (as defined in the License Agreement) under the License Agreement is commercially introduced by UROHEALTH.

      SECTION 3. TERMINATION. This Agreement may be terminated by either party immediately upon written notice of termination in the event the other party has materially breached this Agreement and has not cured such breach within thirty (30) days following written notice of the breach from the non-breaching party. In addition, this Agreement shall be terminated automatically upon the (i) termination of the License Agreement or (ii) death or incapacity, whether mental or physical, of Newman. UROHEALTH or its designee shall determine in good faith whether Newman is incapacitated for the purposes of this Section 3. In addition, UROHEALTH may in its sole discretion terminate this Agreement if Newman is unavailable, unwilling or unable to provide the consulting services contemplated hereby on behalf of the Company. Notwithstanding anything to the contrary herein contained, in the event performance by either party hereto of any term, covenant, condition or provision of this Agreement shall (i) jeopardize the licensure of UROHEALTH, (ii) jeopardize its participation in (a) Medicare, Medicaid, Blue Cross, or other reimbursement or payment programs, or (b) the FDA approval process, regulatory program and guidelines, or (c) any other state or nationally recognized accrediting organization, or (iii) be in violation of any statute, ordinance, or be otherwise deemed illegal, or be deemed unethical by any recognized body, agency, or association in the medical fields, UROHEALTH may, at its option, terminate this Agreement immediately.

      SECTION 4. COMPENSATION. In consideration for the services rendered by Consultant to UROHEALTH under this Agreement, UROHEALTH shall pay to
Consultant during the term of this Agreement, an amount equal to    * * *
     * * *                                 of Consultant to employ Newman;
provided, that such annualized costs shall not exceed    * * *   Such sum shall
be paid in monthly installments to cover the cost of regular salary and benefits and an additional amount shall be paid in the month following verification that a bonus has been paid to Newman and the amount thereof. Consultant shall be reimbursed by UROHEALTH for all proper, necessary and reasonable business expenses incurred as a result of the performance of services requested by UROHEALTH. Consultant shall submit a detailed bill and documentation as deemed necessary by UROHEALTH for expenses which shall be subject to the reasonable approval of UROHEALTH's Chief Financial Officer. Consultant is not required to, and nothing herein nor in any other agreement shall be construed to require Consultant to, utilize UROHEALTH products.

      SECTION 5. INDEMNIFICATION. UROHEALTH shall indemnify Consultant with respect to all matters relating to services rendered by Consultant hereunder, except for those caused by Consultant's willful misconduct.


* * * Confidential Treatment Requested

      SECTION 6. CONFIDENTIALITY. During the term of this Agreement, UROHEALTH, its clients, and its prospective clients may reveal to Consultant confidential and proprietary information of UROHEALTH ("Confidential Information"). Confidential Information shall include, but not be limited to, that information which is designated as confidential either in writing or orally, or that information which is not generally known to the public. With respect to any Confidential Information disclosed to Consultant, Consultant agrees to: (a) not disclose such Confidential Information to third parties except: (i) third parties for whom Consultant has secured the prior written approval of UROHEALTH, and/or (ii) as required by law or by any court or governmental body, agency or department of competent jurisdiction; (b) use at least the same degree of care to protect the Confidential Information as used with respect to Consultant's confidential and proprietary information, however in no event shall the degree of care be less than holding the Confidential Information in confidence; and (c) use the Confidential Information only for the purpose of performing its obligations under this Agreement. Notwithstanding anything to the contrary herein, Consultant shall not have an obligation to preserve the confidentiality of any Confidential Information which was previously known to Consultant free of any obligation to keep it confidential or is or becomes publicly available by other than unauthorized disclosure. The provisions of this Section 6 shall survive expiration or termination of this Agreement for any reason. As used herein, "Confidential Information" shall not include anything which is not "Confidential Information" as defined in the License Agreement.

      SECTION 7. STATUS OF THE PARTIES. In the performance of this Agreement, it is mutually understood and agreed that Consultant, Newman, its other employees, officers, directors and agents are performing as independent contractors with, and not as an employee, partner, or joint venturer of or with UROHEALTH. Neither Consultant nor Newman shall have any claim under this Agreement or otherwise against UROHEALTH for workers' compensation, unemployment compensation, vacation pay, sick leave, disability benefits, retirement benefits, social security benefits or any other employee benefits of any kind, all of which shall be the sole responsibility of Consultant. UROHEALTH shall not withhold on behalf of Consultant or Newman pursuant to this Agreement any sums for income tax, unemployment insurance, social security or otherwise pursuant to any law or requirement of any government agency, and all such withholding, if any is required, shall also be the sole responsibility of Consultant. Consultant shall indemnify and hold UROHEALTH harmless from any and all loss or liability, if any, arising with respect to any of the foregoing benefits or withholding requirements.

      SECTION 8. GOVERNING LAW. This Agreement is being delivered and executed in the State of California and the validity, construction, and enforcement of this Agreement shall be governed in all respects by the laws of the State of California. Venue shall be proper only in a court of competent jurisdiction located in the State of California. The parties agree to be subject to personal jurisdiction and consent to service of process issued by a court in which venue is proper as defined in this Section 8.

      SECTION 9. MODIFICATION AND WAIVER. No modification of this Agreement shall be deemed effective unless in writing and signed by each of the parties to which it applies. Any waiver of a breach of any provision of this Agreement shall not be deemed effective unless in writing and signed by the party against whom enforcement of the waiver is sought.

      SECTION 10. HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

      SECTION 11. ASSIGNMENT. Neither party may assign, delegate, subcontract, or otherwise transfer its rights or obligations hereunder without the prior written consent of the other party and any assignment or other transfer in violation of this Section 11 shall be void; provided, however, that UROHEALTH may assign its rights and delegate its duties pursuant to this Agreement to any successor, subsidiary, or affiliate to the business of UROHEALTH to which this Agreement relates without the written consent of the Consultant.

      SECTION 12. SEVERABILITY. If, as a result of any valid Act of Congress or act of any legislature or any regulation duly promulgated by the United States or any state acting in accordance with the law, the terms and conditions of this Agreement, or the payments made pursuant to this Agreement, are rendered illegal or in violation of law, then the parties shall negotiate in good faith, and shall take all steps necessary, including, but not limited to, amendment to the terms and conditions of this Agreement or return of the compensation or any part of the compensation paid pursuant to this Agreement, in order to reform this Agreement such that the terms and conditions of this Agreement, or the payments made pursuant to this Agreement, if any, shall not render any other relationship or transaction between the parties, or any affiliate of the parties, illegal or in violation of law.

      SECTION 13. NOTICES. All notices, requests, demands, and other communications provided for hereunder shall be in writing and shall be deemed to been duly given if (i) delivered in person; (ii) given by prepaid telex or telegram, or by facsimile or other instantaneous electronic transmission device; or (iii) deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, as follows:

      If to UROHEALTH:

      UROHEALTH Systems, Inc.
      5 Civic Plaza, Suite 100
      Newport Beach, California 92660
      Attention:  General Counsel
      Facsimile:  (714) 668-5824

      If to Consultant:

      Vista Medical Technologies, Inc.
      5451 Avenida Encinas, Suite A
      Carlsbad, California 92008
      Facsimile:  (619)603-9170
      Attention:  President

      SECTION 14. ATTORNEYS' FEES. In the event any party hereto brings an action or arbitration proceeding in connection with the performance, breach, or interpretation of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the losing party all reasonable cost and expenses of such litigation or proceeding, including attorneys' fees, court costs, costs of investigation, and other costs, fees, and expenses reasonably related to such action or proceeding.

      SECTION 15. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

      SECTION 16. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties concerning the subject matter hereof, and supersedes all prior negotiations, agreements and understandings between the parties, whether oral or in writing, concerning the subject matter hereof.

      INTENDING TO BE LEGALLY BOUND, the parties, or their duly authorized representatives, have executed this Agreement to be effective on the Effective Date.

      UROHEALTH SYSTEMS, INC.


      By:
             -----------------------
      Title:  Senior Vice-President


VISTA MEDICAL TECHNOLOGIES, INC.


By:
      ------------------------------
Title:  President

With Respect to Sections
1, 4, 6, 7, 8 and 9 only:



------------------------------------
Allen Newman